Report of Independent
     Accountants

To the Board of Trustees and
Holders of Beneficial Interests
of  PIC Balanced Portfolio

In planning and performing our
audit of the financial statements
of PIC Balanced Portfolio for the
year ended October 31, 2001, we
considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of PIC
Balanced Portfolio is responsible
for establishing and maintaining
internal control.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls.  Generally, controls that
are relevant to an audit pertain to
the entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also, projection of any
evaluation of internal control to
future periods is subject to the
risk that controls may become
inadequate because of changes in
conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the
financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal
course of performing their
assigned functions.  However, we
noted no matters involving
internal control and its operation,
including controls for
safeguarding securities, that we
consider to be material
weaknesses as defined above as
of October 31, 2001.

This report is intended solely for
the information and use of the
Board of Trustees, management
and the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified
parties.


PricewaterhouseCoopers LLP

New York, New York
December 4, 2001